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                                                                    EXHIBIT 10.7

                               FIRST AMENDMENT TO
                               NOW HOLDINGS, INC.
                    STOCK AWARD AND LONG-TERM INCENTIVE PLAN



         WHEREAS, NOW HOLDINGS, INC. (the "Company") has heretofore adopted the NOW HOLDINGS, INC. STOCK AWARD AND LONG- TERM INCENTIVE PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan so as to increase the number of shares of the Company's common stock that may be issued under the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of August 28, 1996:

         1. The last sentence of Article I of the Plan shall be deleted and the following shall be substituted therefor:

         "A further purpose of the Plan is to provide a means whereby the Company may attract able persons serve as directors of the Company and to provide such directors with incentive and reward opportunities which are designed to align their interests with the interests of the shareholders of the Company so as to enhance the profitable growth of the Company over the long term. To carry out its goals and achieve its purposes, the Plan provides for the granting of Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of a particular employee or director as provided herein."

         2.      The following new Paragraphs (d) and (e) shall be added to
Article IV of the Plan:

                 "(d)     SPECIAL BOARD POWERS.  The Board shall have the sole
         authority, in its discretion, to determine which directors of the Company who are not employees of the Company shall receive an Award, the time or times when such Award shall be made, whether a Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right and Restricted Stock Award and the value of each Performance Share Award and Stock Value Equivalent Award. In any case involving an Award under the Plan to a director of the Company who is not an employee of the Company, the Board shall have all of the powers under the Plan that the Committee has under the Plan with respect to Awards to employees of the Company and its Subsidiaries.
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                 (e)      SELF INTEREST.  No member of the Committee or the
         Board, as applicable, shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit or Award under the Plan is particularly involved."

         3. The second sentence of Paragraph (a) of Article V of the Plan shall be deleted and the following shall be substituted therefor:

         "The Board may from time to time grant Awards to one or more directors of the Company who are not employees of the Company as determined by the Board in its discretion. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,941,303 shares (which number shall include those shares which were issued under the Plan prior to August 28, 1996)."

         4. The first two sentences of Article VI of the Plan shall be deleted and the following shall be substituted therefor:

         "Awards made pursuant to the Plan may be granted to employees who, at the time of grant, are key employees of the Company or any parent corporation or subsidiary of the Company. Awards other than Incentive Stock Options may be granted to any director of the Company who is not an employee of the Company."

  5.      As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, this amendment is executed this 28th day of August, 1996.


ATTEST:                                    NOW HOLDINGS, INC.


/s/  JAMES C. COMIS, III                   By  /s/  JOEL B. STAFF
- ------------------------------------         -----------------------------------
James C. Comis, III, Senior Vice                   Joel B. Staff, President and
President and Assistant Secretary                  Chief Executive Officer